Exhibit 99.1

Alarm.com Reports First Quarter 2016 Results

-- SaaS and license revenue of $40.0 million for the first quarter, a 25% increase year-over-year --
-- Total revenue of $59.0 million for the first quarter, a 28% increase year-over-year --
-- Adjusted EBITDA1 of $10.2 million for the first quarter as compared to $7.0 million for the same period in the prior year --

TYSONS, Va., May 10, 2016 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for the connected home and business, today reported financial results for its first quarter ended March 31, 2016. The company also provided its financial outlook for 2016 second quarter SaaS and license revenue and increased its guidance for the full year 2016.

“We’re off to a solid start in 2016 as highlighted by the 25% year-over-year growth in SaaS and license revenue,” said Steve Trundle, President and CEO of Alarm.com. “Our service providers continue to succeed in the market and are benefitting from the tools, resources, and programs we offer to help them optimize operations and take advantage of a growing opportunity.”

First Quarter 2016 Results

•	SaaS and license revenue increased 25% to $40.0 million for the first quarter of 2016 compared to $32.0 million for the first quarter of 2015.

•	Total revenue increased 28% to $59.0 million for the first quarter of 2016 compared to $46.0 million for the first quarter of 2015.

•	Net income was $2.7 million for the first quarter of 2016 compared to $3.0 million for the first quarter of 2015.

•	Adjusted EBITDA[1] increased to $10.2 million for the first quarter of 2016 compared to $7.0 million for the first quarter of 2015.

•
Net income attributable to common stockholders increased to $2.7 million for the first quarter of 2016, or $0.06 per diluted share, compared to $0.1 million, or $0.04 per diluted share, for the first quarter of 2015.

•	Non-GAAP adjusted net income[1] increased to $5.7 million for the first quarter of 2016 compared to $3.7 million for the first quarter of 2015.

•
Non-GAAP adjusted net income attributable to common stockholders[1] increased to $5.7 million for the first quarter of 2016, or $0.12 per diluted share, compared to $0.8 million, or $0.19 per diluted share, for the first quarter of 2015.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $135.8 million as of March 31, 2016 compared to $128.4 million as of December 31, 2015.

•	For the quarter ended March 31, 2016, cash flows from operations increased to $6.9 million from $3.5 million for the quarter ended March 31, 2015.

Recent Business Highlights

•
Launched New HD Video Camera Options: The Alarm.com Wi-Fi Doorbell Camera - SkyBell HD Edition offers the first fully integrated mobile app experience for the SkyBell HD video doorbell. Homeowners can hear, see and speak to visitors and securely manage access by seamlessly unlocking the door from the video call screen in the Alarm.com mobile app. Alarm.com also launched a new indoor camera with a sleek, compact design and high performance image quality, frame rate and night vision capabilities.

•	New Campaigns for Alarm.com’s CRM Marketing Service: Alarm.com announced new campaigns for

Customer Connections, an award winning, opt-in CRM marketing service that is designed to help service providers build long-term customer relationships and surface new recurring monthly revenue opportunities.

•
Alarm.com Academy Recognized with Industry Award: Alarm.com received the Most Valuable Product Award at ISC West in April 2016. The award recognizes industry-leading products and services and was awarded to Alarm.com in recognition of the Alarm.com Academy’s exceptional learning experience and in-depth training. The curriculum helps Alarm.com service providers leverage the full range of resources offered through the Alarm.com platform.

•
Introduced ADT Interactive Security in Australia: Alarm.com and ADT Australia announced their partnership to bring smarter home security solutions to Australian consumers.  ADT Australia is the leading provider of home security in the Australian market.

Financial Outlook

Alarm.com is providing its outlook for 2016 second quarter SaaS and license revenue and increasing its guidance for the full year.

For the second quarter of 2016:

•	SaaS and license revenue is expected to be in the range of $41.2 million to $41.4 million.

For the full year 2016:

•	SaaS and license revenue is expected to be in the range of $170.0 million to $170.5 million.

•	Total revenue is expected to be in the range of $239.0 million to $242.5 million, which includes anticipated hardware and other revenue for the year in the range of $69.0 million to $72.0 million.

•	Adjusted EBITDA is expected to be in the range of $40.4 million to $42.4 million.

•	Non-GAAP adjusted net income is expected to be in the range of $22.5 million to $23.7 million.

•	Based on an expected 48.3 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $0.47 to $0.49 per diluted share.

Conference Call and Webcast Information

Alarm.com’s first quarter results conference call and webcast is scheduled to begin at 5:00 p.m. ET on May 10, 2016. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 17, 2016 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 91697849. Alarm.com will also offer a live and archived webcast of the conference call accessible via the company’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.
Alarm.com is the leading platform solution for the connected home and business. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on the Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

1Non-GAAP Financial Measures

To supplement our unaudited consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA; non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating Alarm.com’s results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of Adjusted EBITDA  and Adjusted Net Income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Alarm.com excludes one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude litigation expense because we do not consider legal costs incurred in intellectual property litigation to be indicative of our core operating performance.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles for our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of Alarm.com’s performance to other companies in our industry as other companies may be more or less acquisitive than Alarm.com and therefore amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We exclude interest expense because we do not consider it part of our ongoing results of operations.

Other income, net: We exclude other income, net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the company’s future financial performance for the second quarter and full-year 2016 and the company’s ability to continue to expand its platform to benefit its service providers and to deliver enhanced customer experiences. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to retain service providers and subscribers and grow sales, our ability to manage our growth and execute on our business strategies, the effects of increased competition and evolving technologies, our ability to integrate acquired assets and businesses, consumer demand for interactive security and home automation services, the reliability of our network operations centers, our reliance on our service provider network to attract new customers and retain existing customers, the reliability of our hardware and wireless network suppliers, future financial prospects, as well as, other risks and uncertainties discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016 and other filings the company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com
212.871.3953

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$135,845	$128,358
Accounts receivable, net	23,532	21,348
Inventory	7,583	6,474
Other current assets	4,592	4,870
Total current assets	171,552	161,050
Property and equipment, net	17,494	15,446
Intangible assets, net	5,820	6,318
Goodwill	24,723	24,723
Deferred tax assets	12,168	11,915
Other assets	4,111	6,643
Total Assets	$235,868	$226,095
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$26,658	$19,276
Accrued compensation	4,335	7,514
Deferred revenue	2,350	2,289
Total current liabilities	33,343	29,079
Deferred revenue	9,877	9,701
Long-term debt	6,700	6,700
Other liabilities	11,500	10,484
Total Liabilities	61,420	55,964
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2016 and December 31, 2015.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 45,658,598 and 45,581,662 shares issued; and 45,580,928 and 45,485,294 shares outstanding as of March 31, 2016 and December 31, 2015.	456	455
Additional paid-in capital	299,359	297,781
Treasury stock (35,523 shares at cost of $1.20 per share)	(42)	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(125,325)	(128,063)
Total Stockholders’ Equity	174,448	170,131
Total Liabilities and Stockholders’ Equity	$235,868	$226,095

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
SaaS and license revenue	$40,012	$31,955
Hardware and other revenue	19,031	14,056
Total revenue	59,043	46,011
Cost of revenue:
Cost of SaaS and license revenue	6,781	6,033
Cost of hardware and other revenue	14,335	10,776
Total cost of revenue	21,116	16,809
Operating expenses:
Sales and marketing	8,976	7,916
General and administrative	13,129	7,070
Research and development	9,970	7,752
Amortization and depreciation	1,591	1,338
Total operating expenses	33,666	24,076
Operating income	4,261	5,126
Interest expense	(41)	(42)
Other income, net	111	7
Income before income taxes	4,331	5,091
Provision for income taxes	1,593	2,050
Net income	2,738	3,041
Income allocated to participating securities	—	(2,895)
Net income attributable to common stockholders	$2,738	$146

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.06	$0.06
Diluted	$0.06	$0.04
Weighted average common shares outstanding:
Basic	45,526,058	2,636,813
Diluted	47,303,896	4,172,787

Stock-based compensation expense included in operating expenses:
Sales and marketing	$141	$60
General and administrative	227	294
Research and development	484	207
Total stock-based compensation expense	$852	$561

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2016	2015
Net income	$2,738	$3,041
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	155	288
Reserve for product returns	473	380
Amortization on patents	134	50
Amortization and depreciation	1,591	1,338
Amortization of debt issuance costs	26	28
Deferred income taxes	(253)	(883)
Change in fair value of contingent liability	(60)	—
Undistributed losses from equity investees	12	53
Stock-based compensation	852	561
Changes in operating assets and liabilities (net of business acquisition):
Accounts receivable	(2,812)	(186)
Inventory	(1,109)	(1,041)
Other assets	199	(1,242)
Accounts payable, accrued expenses and other current liabilities	3,661	369
Deferred revenue	237	254
Other liabilities	1,076	453
Cash flows from operating activities	6,920	3,463
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(5,612)
Additions to property and equipment	(2,538)	(1,026)
Issuances of notes receivable	(73)	(98)
Repayments of notes receivable	2,441	—
Cash flows used in investing activities	(170)	(6,736)
Cash flows from / (used in) financing activities:
Payments of offering costs	—	(138)
Proceeds from early exercise of stock options	—	9
Issuances of common stock from equity-based plans	371	12
Tax windfall benefit from stock options	366	7
Cash flows from / (used in) financing activities	737	(110)
Net increase / (decrease) in cash and cash equivalents	7,487	(3,383)
Cash and cash equivalents at beginning of the period	128,358	42,572
Cash and cash equivalents at end of the period	$135,845	$39,189

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA
Net income	$2,738	$3,041
Adjustments:
Interest expense and other income, net	(70)	35
Income tax expense	1,593	2,050
Amortization and depreciation	1,591	1,338
Stock-based compensation expense	852	561
Litigation expense	3,478	—
Total adjustments	7,444	3,984
Adjusted EBITDA	$10,182	$7,025

Adjusted net income:
Net income, as reported	$2,738	$3,041
Adjustments:[2]
Interest expense and other income, net	(44)	21
Amortization expense	315	276
Stock-based compensation expense	538	335
Litigation expense	2,198	—
Non-GAAP adjusted net income	$5,745	$3,673

2 Adjustments are tax effected at the effective tax rate, 36.8% and 40.3% for the three months ended March 31, 2016 and 2015.

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$2,738	$146
Adjustments:[2]
Interest expense and other income, net	(44)	21
Amortization expense	315	276
Stock-based compensation expense	538	335
Litigation expense	2,198	—
Non-GAAP adjusted net income attributable to common stockholders	$5,745	$778

Adjusted net income per share:
Net income per share - basic, as reported	$0.06	$0.06
Adjustments:[2]
Interest expense and other income, net	—	0.01
Amortization expense	0.01	0.10
Stock-based compensation expense	0.01	0.13
Litigation expense	0.05	—
Non-GAAP adjusted net income per share - basic	$0.13	$0.30

Non-GAAP adjusted net income per share - diluted	$0.12	$0.19

Weighted average common shares outstanding:
Basic, as reported	45,526,058	2,636,813
Diluted, as reported	47,303,896	4,172,787

2 Adjustments are tax effected at the effective tax rate, 36.8% and 40.3% for the three months ended March 31, 2016 and 2015.